EXHIBIT 99.1


                                                                    26 July 1999

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, JAPAN OR AUSTRALIA. THIS IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE US SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION

The Transaction is conditional, inter alia, on its approval by the Board of Bell Atlantic (which owns 18.5% of CWC) by Wednesday 28 July 1999. The Transaction will be presented for approval to the Bell Atlantic Board by the executive management of Bell Atlantic tomorrow, Tuesday 27 July 1999.

         JOINT ANNOUNCEMENT BY CABLE AND WIRELESS PLC, NTL INCORPORATED
                     AND CABLE & WIRELESS COMMUNICATIONS PLC

             PROPOSED ACQUISITION BY CABLE & WIRELESS OF CWC DATACO
                  PROPOSED ACQUISITION BY NTL OF CWC CONSUMERCO

SUMMARY
-------

Cable and Wireless plc ("Cable & Wireless"), NTL Incorporated ("NTL") and Cable & Wireless Communications plc ("CWC") announce that they have today, 26 July 1999, agreed to propose a restructuring of CWC.

Under this proposal, CWC (a 53% owned subsidiary of Cable & Wireless) will be separated into its corporate, business, IP and wholesale operations ("CWC DataCo") and its consumer cable telephone, internet and television operations ("CWC ConsumerCo"). Cable & Wireless then proposes to acquire the outstanding economic interest in CWC DataCo (thus achieving 100% ownership) and NTL proposes to acquire CWC ConsumerCo.

Principal highlights include:

For CWC Shareholders:

- For every 100 CWC Shares that they own, CWC Shareholders (other than Cable & Wireless) will be entitled to receive 46.250 new Cable & Wireless Shares,
     3.6301 shares of new NTL Common Stock and (UK Pound) 190.18 in cash. The cash proportion may be increased by the mix and match facility described below.

- The Transaction values each CWC Share (based on the most recent available closing share prices and on an exchange rate of (UK Pound) 1:US$1.5775) as follows:


     CONSIDERATION PER     FOR INTEREST      FOR INTEREST IN       TOTAL PER CWC
        CWC SHARE          IN CWC DATACO     CWC CONSUMERCO            SHARE

     - in shares              354.0p              228.4p               582.4p
     - in cash                                    190.2p               190.2p

     Total                    354.0p              418.6p               772.6p

- The above consideration per CWC Share represents a 9.0% premium to the closing price on 4 May 1999 (the last business day prior to CWC's announcing that it was in discussions which could involve, inter alia, an offer for CWC) and 23.2% to the closing price on 5 May 1999 (the day on which CWC announced its preliminary results for the year ended 31 March
     1999). Based on the most recent available closing share prices, the Transaction in aggregate values the whole of CWC's fully diluted share capital at approximately (UK Pound)
     11.6 billion (compared to approximately (UK Pound) 4.5 billion at the close of business on 28 April 1997, the day that CWC was first listed on the London Stock Exchange)

- The NTL Acquisition of CWC ConsumerCo will include a full share and a partial cash mix and match facility. The terms of the Transaction anticipate that Bell Atlantic (which holds 18.5% of CWC) will elect to receive only new NTL Common Stock for its interest in CWC ConsumerCo. Cable & Wireless has agreed that the cash to which Bell Atlantic would have been entitled will first be available to the public CWC Shareholders, thereby enabling them to increase the cash component of their consideration from
     190.18 pence per CWC Share to a minimum of 312.4 pence per CWC Share (decreasing their entitlement to new NTL Common Stock accordingly)

- CWC Shareholders will be able to share in the focus, scale and synergy benefits and in the future growth that the Cable & Wireless Board and the NTL Board expect their respective companies to achieve

-    The Transaction is being recommended to the Independent CWC Shareholders


For Cable & Wireless:

- 100% ownership of CWC DataCo will enable Cable & Wireless to capture fully the growth in the business data and IP services markets, to deliver further scale to Cable & Wireless' global wholesale and international activities and to enhance Cable & Wireless' ability to offer an end to end service capability to business customers

- Cable & Wireless proposes to acquire the outstanding economic interest in CWC DataCo that is not currently attributable to it for approximately
     328.14 million new Cable & Wireless Shares (amounting to approximately 13.3% of Cable & Wireless' current fully diluted share capital). Based upon the latest closing Cable & Wireless share price prior to this announcement, the Transaction places an equity value on CWC DataCo of approximately (UK Pound) 5.3 billion. Cable & Wireless also expects to discharge, refinance or assume the CWC net indebtedness not discharged, refinanced or assumed by NTL. At 31 March 1999, the net indebtedness to be refinanced by Cable & Wireless would have amounted to approximately (UK Pound) 1.2 billion

- At Completion, it is anticipated that Cable & Wireless will, depending on elections under the mix and match facility, own between 3.1% and 12.4% of NTL's fully diluted share capital


The acquisition of the outstanding economic interest in CWC DataCo will significantly boost Cable & Wireless' ability to offer a wide range of seamless advanced global products and services. Acquiring outright control of CWC's corporate and business activities and high speed, high capacity network will add value to Cable & Wireless shareholders by enabling greater focus of management effort and resources on the high growth corporate data/internet market. The acquisition will improve Cable & Wireless' ability to offer global end-to-end services across key business markets and deliver the necessary global scale to enable Cable & Wireless to reduce costs through increased economies of scale and enhanced network utilisation. CWC DataCo will merge with Cable & Wireless' European activities to provide advanced voice and data services to key business markets in Europe.

The Cable & Wireless Board believe that the Transaction will simplify Cable & Wireless' structure, significantly reduce net debt, deliver extra financial capacity for future Cable & Wireless capital expenditure and immediately enhance earnings per share (before amortisation of goodwill)**.

----------------------------
**Nothing in this statement should be interpreted to mean that earnings per share for any period will necessarily be greater than those for the relevant preceding financial period

For NTL:

- The acquisition of CWC ConsumerCo will make NTL the UK's largest cable TV company with over 2.8 million customers and passing over half of the UK's cable TV households with its cable networks

- NTL proposes to acquire CWC ConsumerCo for 54.4 million new shares of NTL Common Stock and (UK Pound) 2.85 billion in cash. Based upon the closing price of NTL Common Stock on NASDAQ on the last business day prior to this announcement and on an exchange rate of (UK Pound) 1:US$1.5775, the total consideration payable to CWC Shareholders for CWC ConsumerCo is valued at approximately (UK Pound) 6.3 billion. NTL also expects to discharge, refinance or assume approximately (UK Pound) 1.9 billion of CWC net indebtedness, plus further debt to reflect an agreed level of CWC ConsumerCo cash outflow between 31 March 1999 and Completion

- France Telecom will invest US$4.5 billion ((UK Pound) 2.9 billion) in NTL comprising US$2.5 billion ((UK Pound) 1.6 billion) in NTL Common Stock and US$2.0 billion ((UK Pound) 1.3 billion) in NTL convertible preferred stock. This investment is additional to the US$1.0 billion ((UK Pound) 0.6 billion) which France Telecom agreed to invest in NTL on 15 July 1999


NTL is one of the UK's largest telecommunications companies and offers telephone, multichannel television, internet and other services across the UK to both business and residential customers. Adding CWC ConsumerCo will extend NTL's current cable network to over half the total cable households in the UK, bringing parts of metropolitan London, Manchester and Leeds (amongst others) to NTL's group of regional networks. NTL intends to extend its innovative strategies and marketing programmes to the enlarged group and expects to achieve significant operating synergies as a result of the Transaction.

NTL has agreed to use its best endeavours to obtain a secondary listing on the London Stock Exchange for its common stock within 6 months of Completion.

Comment on the Transaction
--------------------------

Graham Wallace, Chief Executive of Cable & Wireless, said today:

"Today's announcement is another key step in the implementation of Cable & Wireless' strategy of focusing on the high growth markets of IP and data services to the business customer. Our customers are increasingly demanding global end-to-end capabilities and the proposed transaction will enhance our ability to combine networks and applications across the globe - giving us a significant competitive advantage in our core marketplaces. After this transaction, we will have full ownership and control of our operations in the major business markets of Europe, US and Japan. In addition, this transaction simplifies the company's structure and significantly strengthens its financial position."

Barclay Knapp, President and Chief Executive of NTL, said today:

"The acquisition of CWC ConsumerCo will vault NTL to centre stage in this new world of communications where broadband fibre optic networks are making truly revolutionary services possible. We not only increase our scope as a major force in media and telecommunications in the UK, but also gain the opportunity to become a showcase for innovative telephone, TV, internet and interactive services. We look forward to welcoming CWC ConsumerCo and its excellent employees and resources to the NTL family and look forward to a bright future for all of us."

Greg Clarke, Chief Executive of CWC, said today:

"The transaction should allow the full potential of CWC's residential, business, corporate and international activities to be realised for the benefit of our shareholders. The operations in CWC DataCo will have the focus in the business data and advanced voice market to capture growth through further integration with Cable & Wireless' global operations in the wholesale and international marketplace. Now UK cable will really have the competitive scale and national presence to compete against BSkyB and BT. The structure and value of the transaction means that CWC shareholders capture a share of the scale and synergy benefits that arise."

Conditions and Timing
---------------------

There are a number of pre-conditions to be satisfied before any proposals are put to CWC Shareholders and a number of further conditions to be satisfied before Completion. Further details of these pre-conditions and conditions are set out in Appendix 2 to this announcement. In particular, the Transaction is conditional upon obtaining Bell Atlantic Board approval by Wednesday 28 July 1999. The Transaction will be presented for approval to the Bell Atlantic Board by the executive management of Bell Atlantic on Tuesday 27 July 1999.

It is expected that the pre-conditions will be satisfied within the next 6 months when public documents will then be issued to shareholders. Completion is expected to take place within the following 3 months.

Other matters
-------------

In connection with this transaction, Cable & Wireless is being advised by Greenhill & Co. International Limited, NTL is being advised by Morgan Stanley & Co. Limited and CWC is being advised by Merrill Lynch International. Credit Suisse First Boston (Europe) Limited is advising the CWC Directors in respect of the NTL Acquisition and the CWC Independent Directors in respect of the Cable & Wireless Acquisition. Bell Atlantic is being advised by Bear Stearns & Co. Inc.

This summary section should be read in the context of the full statement made by Cable & Wireless, NTL and CWC.


ENQUIRIES:
CABLE & WIRELESS                                                   NTL
Christine Holgate, Investor Relations        0171 315 4460         John Gregg              0171 909 2000
Penny Berger, Investor Relations             0171 315 6225         Richard J. Lubasch      001 212 906 8470
Peter Eustace, Media                         0171 315 4495         Alison Smith            01252 402662
Clare Brown, Media                           0171 315 6759         Edward Bickham          0171 413 3050
                                                                   Dominic Shales          0171 413 3142
CWC
Nigel Roberts, Investor Relations            01923 435117
Roy Payne, Media                             0171 674 5387
Caroline Keppel-Palmer, Media                0171 674 5416




Greenhill & Co. International Limited ("Greenhill & Co."), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to Cable & Wireless in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than Cable & Wireless for providing the protections afforded to customers of Greenhill & Co. or for providing advice in relation to the Transaction.

Morgan Stanley & Co. Limited ("Morgan Stanley Dean Witter"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to NTL in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than NTL for providing the protections afforded to customers of Morgan Stanley Dean Witter or for providing advice in relation to the Transaction.

Merrill Lynch International ("Merrill Lynch"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to CWC in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than CWC for providing the protections afforded to customers of Merrill Lynch or for providing advice in relation to the Transaction.

Credit Suisse First Boston (Europe) Limited ("CSFB"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to the CWC Directors in relation to the NTL Acquisition and the CWC Independent Directors in relation to the Cable & Wireless Acquisition and to no one else and will not regard any other person as its customer or be responsible to any one other than the CWC Directors and the CWC Independent Directors for providing the protections afforded to customers of CSFB or for providing advice in relation to the Transaction.

                                   26 July 1999

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, JAPAN OR AUSTRALIA. THIS IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE US SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION

* Throughout this announcement, references to the value of the Transaction are based on the closing share price of Cable & Wireless and CWC on the London Stock Exchange and on the closing price of NTL on NASDAQ on 23 July 1999, the last business day prior to this announcement and on an exchange rate of (UK Pound) 1:US$1.5775

         JOINT ANNOUNCEMENT BY CABLE AND WIRELESS PLC, NTL INCORPORATED
                     AND CABLE & WIRELESS COMMUNICATIONS PLC

             PROPOSED ACQUISITION BY CABLE & WIRELESS OF CWC DATACO
                  PROPOSED ACQUISITION BY NTL OF CWC CONSUMERCO



1. INTRODUCTION

Cable and Wireless plc ("Cable & Wireless"), NTL Incorporated ("NTL") and Cable & Wireless Communications plc ("CWC") announce that they have today, 26 July 1999, agreed to propose a restructuring of CWC.

Under this proposal, CWC will be separated into its corporate, business, IP and wholesale operations ("CWC DataCo") and its consumer cable telephone, internet and television operations ("CWC ConsumerCo"). Cable & Wireless then proposes to acquire the outstanding economic interest in CWC DataCo (thus achieving 100% ownership) and NTL proposes to acquire CWC ConsumerCo. The Transaction is conditional, inter alia, on its approval by the Board of Bell Atlantic (which owns 18.5% of CWC) by Wednesday 28 July 1999. The Transaction will be presented for approval to the Bell Atlantic Board by the executive management of Bell Atlantic tomorrow, Tuesday 27 July 1999.

Under the proposal:

- Cable & Wireless will acquire the 47.35% economic interest in CWC DataCo that is not currently attributable to it for approximately 328.14 million new Cable & Wireless Shares. Cable & Wireless will also discharge, refinance or assume all of CWC's net indebtedness except that discharged, refinanced or assumed by NTL. At 31 March 1999, this would have amounted to approximately (UK Pound) 1.2 billion

- NTL will acquire CWC ConsumerCo for 54.4 million shares of new NTL Common Stock and (UK Pound) 2.85 billion in cash. NTL will also discharge,
     refinance   or  assume   approximately   (UK  Pound)  1.9  billion  of  CWC
     indebtedness, plus further debt to reflect an agreed level of CWC ConsumerCo cash outflow after 31 March 1999 and before Completion

- For every 100 CWC Shares that they own (and so on in proportion to this amount), CWC Shareholders will receive 46.250 new Cable & Wireless Shares,
     3.6301 shares of new NTL Common Stock and (UK Pound) 190.18 in cash. Based on the most recent available closing share prices, the Transaction in aggregate values the whole of CWC's fully diluted share capital at approximately (UK Pound) 11.6 billion

- The NTL Acquisition will include a full share and a partial cash mix and match facility. The terms of the Transaction anticipate that Bell Atlantic (which holds 18.5% of CWC) will elect to receive only new NTL Common Stock for its interest in CWC ConsumerCo. Cable & Wireless has agreed that the cash to which Bell Atlantic would have been entitled will first be available to the public CWC Shareholders, thereby enabling them to increase the cash component of their consideration from 190.18 pence per CWC Share to a minimum of 312.4 pence per CWC Share (decreasing their entitlement to new NTL Common Stock accordingly)

Further details of the Transaction, which is subject to various pre-conditions and conditions described in Appendix 2, are set out below. A description of the activities of CWC DataCo and CWC ConsumerCo is set out in Appendix 1.


2. BACKGROUND TO AND REASONS FOR THE TRANSACTION

2.1  Background to and reasons for the Cable & Wireless Acquisition

The Cable & Wireless Board believes that Cable & Wireless' acquisition of the outstanding economic interest in CWC DataCo, which as a whole includes some 350 major corporate customers, more than 117,000 business customers and CWC's long distance and international backbone network, will boost Cable & Wireless' ability to integrate its wide range of seamless advanced global products and services. By taking on the staff, assets and capabilities of CWC DataCo, Cable & Wireless will enhance its ability to provide a truly global presence and service for its customers.

CWC DataCo will be further integrated with Cable & Wireless' worldwide activities to improve Cable & Wireless' coverage of its operations network around the world. Cable & Wireless will have full ownership and control of assets and operations in the USA, Continental Europe, Japan, and now the UK. The acquisition of CWC DataCo will help grow Cable & Wireless' share of the expanding market for data, internet, wholesale long distance and international voice services.

The Transaction, as well as the recently announced investment in its global network facilities, further underpins Cable & Wireless' strategy to create one of the world's most extensive and sophisticated global communications networks, offering carriers and business customers highly competitive and advanced communication services. The Cable & Wireless Board envisages that the acquisition of CWC DataCo would enhance Cable & Wireless' ability to offer advanced IP services in the major European markets through a combination with Cable & Wireless' recent ISP acquisitions, ECRC in Germany and INS in the UK. Cable & Wireless intends to capitalise on its experience from the US internet market, gained through the acquisition of MCI's internet business in 1998, to enhance the competitive position in Europe and elsewhere.

The Cable & Wireless Board believes that this Transaction will add value to Cable & Wireless shareholders through:

- recognising the different demands of business and residential customers and enabling greater focus of management effort and of capital resources on the high growth corporate data/internet market;

-    enhancing   Cable  &  Wireless'   ability  to  offer   end-to-end   service
     capabilities in key business markets in Europe as well as in the US, the Far East, Japan and Australia;

- enabling Cable & Wireless to reduce costs through increased economies of scale and enhanced network utilisation; and

- simplifying Cable & Wireless' structure, significantly reducing net debt, delivering extra financial capacity for future Cable & Wireless capital expenditure and immediately enhancing earnings per share (before amortisation of goodwill)**.



2.2  Background to and reasons for the NTL Acquisition

The NTL Board believes that the acquisition of CWC ConsumerCo, which includes approximately 1.2 million residential customers, 29,000 business customers and cable networks in the cities of London, Manchester and Leeds (amongst others), will enhance NTL's ability to provide services to households and businesses in the UK. On current figures, total customers of the combined group will exceed
2.8 million residential customers and 60,000 business customers.

The NTL Board believes that NTL's success to date has been largely due to its focus on customer service and the development of product offerings that emphasise choice, value and simplicity. This strategy has allowed NTL to achieve and maintain industry leading customer penetration and retention levels within the franchises that NTL has been developing since 1993. NTL believes that it will be able to apply its operating and strategic model to complement and enhance the success of CWC ConsumerCo and boost the operating performance of the combined entity.

Following Completion, NTL's franchises will extend to over 12 million homes in the UK and Ireland. At present, the combined group passes almost 8 million homes with high-speed, high-capacity, two-way communications networks that are capable of delivering video entertainment, telephony, internet and interactive services. With an increased national footprint, NTL believes that it will be able to compete more effectively with other national communications companies including BT and BSkyB.

The NTL Board expects to achieve significant operating synergies from the combined operations. Economies of scale are expected in purchasing, telephony interconnect and call termination costs and in improved operating leverage.

France Telecom has agreed to invest US$5.5 billion ((UK Pound) 3.5 billion) in NTL, split equally between common equity and preferred convertible stock. This proposed investment, which part finances the NTL Acquisition, will significantly reduce NTL's gearing. The Board of NTL believes that the combined group will benefit from the significant experience that France Telecom brings as one of the world's leading telecommunications companies.



3.   VALUE FOR CWC SHAREHOLDERS

Under the Transaction, it is proposed that CWC Shareholders (other than Cable & Wireless) will receive a combination of new Cable & Wireless Shares, new NTL Common Stock and cash in return for their interest in CWC. In return for their interest in CWC DataCo, CWC Shareholders (other than Cable & Wireless) will receive 46.250 new Cable & Wireless Shares for every 100 CWC Shares that they currently own. In return for their interest in CWC ConsumerCo, CWC Shareholders (including Cable & Wireless) will receive 3.6301 shares of new NTL Common Stock and (UK Pound) 190.18 in cash for every 100 CWC Shares that they currently own.

--------------------
** Nothing in this statement should be interpreted to mean that earnings per share for any period will necessarily be greater than those for the relevant preceding financial period

The Transaction values* each CWC Share as follows:

     CONSIDERATION PER     FOR INTEREST      FOR INTEREST IN       TOTAL PER CWC
        CWC SHARE          IN CWC DATACO     CWC CONSUMERCO            SHARE

     - in shares              354.0p              228.4p               582.4p
     - in cash                                    190.2p               190.2p

     Total                    354.0p              418.6p               772.6p


The NTL Acquisition will include a full share and partial cash mix and match facility. Further details of this are set out later in this announcement.

The  Transaction  places an equity  value* on CWC  DataCo of  approximately  (UK
Pound) 5.3 billion and an equity value* on CWC ConsumerCo of approximately (UK Pound) 6.3 billion and therefore values* the whole of CWC's fully diluted share capital at approximately (UK Pound) 11.6 billion (compared to approximately (UK Pound) 4.5 billion at the close of business on 28 April 1997, the day that CWC was first listed on the London Stock Exchange). This represents a 9.0% premium to the closing price of CWC on 4 May 1999 (the last business day prior to CWC's announcing that it was in discussions which could involve, inter alia, an offer for CWC) and 23.2% to the closing price on 5 May 1999 (the day on which CWC announced its preliminary results for the year ended 31 March 1999).

The structure of the Transaction means that CWC Shareholders will be able to share in the focus, scale and synergy benefits and in the future growth that the Cable & Wireless Board and the NTL Board expect their respective companies to achieve.

An illustration of the financial effects of the Transaction for CWC Shareholders is given in Appendix 3 to this announcement.


4.   MIX AND MATCH FACILITY

The NTL Acquisition will include a full share and partial cash mix and match facility that, subject to the aggregate number of shares of new NTL Common Stock being issued remaining the same, will allow CWC Shareholders to elect to receive a greater or lesser component of cash or of new NTL Common Stock as consideration for their interest in CWC ConsumerCo.

The terms of the Transaction anticipate that Bell Atlantic will elect to receive only new NTL Common Stock for their interest in CWC ConsumerCo. Cable & Wireless has agreed to provide that other CWC Shareholders who elect to receive an increased cash component are able to receive a minimum of 312.4 pence in cash per CWC Share in return for receiving fewer new NTL Common Stock (which number will depend on the average closing price of NTL Common Stock on the last 20 trading days prior to the latest practicable date prior to posting of documentation giving details of the Transaction to, and seeking the approval for the Transaction from, Independent CWC Shareholders).

Cable & Wireless has also agreed to provide that Independent CWC Shareholders who elect to receive the consideration for their interest in CWC ConsumerCo entirely in new NTL Common Stock under the mix and match facility will have their elections satisfied in full.


5.   RECOMMENDATIONS TO INDEPENDENT CWC SHAREHOLDERS

Directors  of CWC who are  also  directors  or  employees  of  Cable &  Wireless
("Interested Directors") may have a conflict of interest in relation to the Cable & Wireless Acquisition. As a result, they have not taken part in discussions of the CWC Board relating to the Cable & Wireless Acquisition.

(1)  Cable & Wireless Acquisition

Sir Bryan Carsberg, Valerie Gooding, Jack Keenan, Frederic Salerno and John Killian (the "CWC Independent Directors"), who have been so advised by Credit Suisse First Boston, consider that the terms of the Cable & Wireless Acquisition are fair and reasonable to the Independent CWC Shareholders. Accordingly the CWC Independent Directors intend to recommend the Independent CWC Shareholders to vote in favour of the Cable & Wireless Acquisition. Frederic Salerno and John Killian are appointed to the CWC Board by Bell Atlantic.

(2)  NTL Acquisition

The CWC Directors, who have been so advised by Credit Suisse First Boston, consider that the terms of the NTL Acquisition are fair and reasonable to the Independent CWC Shareholders. Accordingly, they intend to recommend the Independent CWC Shareholders to vote in favour of the NTL Acquisition.

In providing advice to the CWC Directors and the CWC Independent Directors, Credit Suisse First Boston has taken into account the commercial assessments of the CWC Directors.

Due to the exclusivity agreement entered into between Cable & Wireless and NTL on 18 July 1999, details of which are included in Appendix 2, the only proposal that can be put to CWC Shareholders at this time with the support of Cable & Wireless, CWC's majority shareholder, is that from NTL. In the CWC Independent Directors taking their decision and Credit Suisse First Boston giving its advice, the CWC Directors and Credit Suisse First Boston have taken this into account.


6.   INTERCONNECT AGREEMENT


Cable & Wireless and NTL have also agreed as part of a separate agreement to enter into new interconnection and telecommunications services agreements whereby national traffic and other services from NTL's and CWC ConsumerCo's telephony business will be routed via Cable & Wireless' network.


7.   CABLE & WIRELESS' ACQUISITION OF CWC DATACO

The consideration in respect of Cable & Wireless' acquisition of the 47.35% of CWC DataCo that it will not already own following the restructuring of CWC will be approximately 328.14 million new Cable & Wireless Shares (subject to adjustment in certain circumstances, further details of which are included in Appendix 2). Existing CWC Shareholders (other than Cable & Wireless) will receive 46.250 new Cable & Wireless Shares for every 100 CWC Shares (and so on in proportion to their holdings, assuming no adjustment is made). CWC Shareholders' entitlements to fractions of new Cable & Wireless Shares will be disregarded. The Cable & Wireless Acquisition places an equity value* on CWC DataCo of approximately (UK Pound) 5.3 billion. As a result of the Transaction, Cable & Wireless proposes to issue new Cable & Wireless Shares amounting to approximately 13.3% of Cable & Wireless' current fully diluted share capital.

Cable & Wireless will also discharge or assume all of CWC's net indebtedness except that discharged by NTL. At 31 March 1999, this would have amounted to approximately (UK Pound) 1.2 billion. Based on this level of net indebtedness, the Cable & Wireless Acquisition places an enterprise value* of (UK Pound) 6.5 billion on the whole of CWC DataCo.


8.   NTL'S ACQUISITION OF CWC CONSUMERCO

The consideration in respect of the NTL Acquisition is 54.4 million new shares of NTL Common Stock (subject to adjustment in certain circumstances, further details of which are included in Appendix 2) and (UK Pound) 2.850 billion in cash. Existing CWC Shareholders will receive 3.6301 shares of new NTL Common Stock and (UK Pound) 190.18 in cash for every 100 CWC Shares held (and so on in proportion to their holdings, assuming no adjustment is made). CWC Shareholders' entitlements to fractions of new NTL Common Stock will be aggregated and sold in the market and the net proceeds paid to the relevant CWC Shareholders. The NTL Acquisition places an equity value* of approximately (UK Pound) 6.3 billion on CWC ConsumerCo. At Completion, existing CWC Shareholders including Cable & Wireless will own some 23.6% of the fully diluted enlarged share capital of NTL.

NTL will also refinance approximately (UK Pound) 1.9 billion of CWC indebtedness, plus further debt to reflect an agreed level of CWC ConsumerCo cash outflow after 31 March 1999 and before Completion. Based on the level of CWC net indebtedness as at 31 March 1999 and excluding the net indebtedness to be discharged, refinanced or assumed by Cable & Wireless, the NTL Acquisition places an enterprise value* of (UK Pound) 8.2 billion on CWC ConsumerCo.

If  under  the  mix and  match  facility,  no CWC  Shareholder  (including  Bell
Atlantic) elects to receive a greater or lesser proportion of new NTL Common Stock, Cable & Wireless will own a maximum of 12.4% of the fully diluted share capital of the enlarged NTL. If all other CWC Shareholders elect to receive the maximum amount of new NTL Common Stock, Cable & Wireless' resulting stake in the fully diluted share capital of the enlarged NTL would be approximately 3.1%.

Cable & Wireless has agreed not to sell down its resulting stake in NTL until the later of 12 months from today and 6 months from Completion (except that this will not restrict a monetisation of Cable & Wireless' new NTL Common Stock).


9.   FINANCING OF THE NTL ACQUISITION

France Telecom's proposed investment in NTL will finance the cash portion of the consideration to be paid by NTL to CWC Shareholders.

France Telecom will invest US$4.5 billion ((UK Pound) 2.9 billion) in NTL Common Stock and equity-linked securities, as follows:

- US$2.5 billion ((UK Pound) 1.6 billion) in NTL Common Stock, at a subscription price of US$92.50 per share; and

- US$2.0 billion ((UK Pound) 1.3 billion) in NTL convertible preferred stock with, amongst other terms, a 5.0% coupon and a conversion price of US$125 per share of NTL Common Stock.

This is in addition to the US$1.0 billion ((UK Pound) 0.6 billion) which France Telecom agreed to invest in NTL on 15 July 1999 and which is not conditional upon consummation of the Transaction. In connection with its investment in NTL, France Telecom will have the right to appoint a minority number of directors to the NTL Board, and will be subject to a number of transfer and standstill restrictions. The US$4.5 billion investment is subject to the satisfaction of certain conditions, details of which are set out in Appendix 2 to this announcement.

NTL's discharging or refinancing of the CWC indebtedness which it will take on will be financed by NTL from bank and debt capital market resources.


10.  INFORMATION ON CABLE & WIRELESS

Cable & Wireless is a global provider of telecommunications and internet services. Inter alia, it provides fixed national and international voice and data telecommunications services, mobile telecommunications, internet, cable television, multimedia services and video on demand. With customers in 70 countries, Cable & Wireless is one of the world's largest carriers of international traffic and provides mobile communications in more than 30 countries.

In the year to 31 March 1999, Cable & Wireless generated EBITDA of (UK Pound) 2,732 million on group revenues of (UK Pound) 7,944 million. As at close of business on 23 July 1999, the last business day prior to this announcement, Cable & Wireless' issued share capital was valued at approximately (UK Pound)
18.5 billion.

Further information on Cable & Wireless will be contained in the documentation to be sent to CWC Shareholders in due course.


11.  INFORMATION ON NTL

NTL is one of the largest telecommunications providers in the UK and Ireland (based on numbers of customers). The company offers local business and residential telephony, cable TV and internet services over cable networks to 25% of cable households in Great Britain and also has cable franchises in Northern Ireland and the Republic of Ireland. Through its national telecoms division, the company owns and operates one of only five independent national telecoms networks in the UK and offers national business telecoms, national and international carrier telecommunications services and satellite and radio communications services.

NTL has consistently outperformed other industry players in winning and keeping customers. NTL's penetration rate is currently 44% in its UK franchises (prior to recognising the effect of the ComCast UK, ComTel, Diamond and CableLink acquisitions). NTL now has approximately 1.6 million customers. NTL also achieved relatively low average subscriber "churn" of 12.75% in 1998. NTL has recently stated that it aims to increase penetration in its current franchise areas to 60% by 2003.

NTL is listed on NASDAQ and EASDAQ. In the financial quarter to 31 March 1999, NTL generated annualised EBITDA of US$109.2 million on annualised group revenues of US$1,369 million. Based upon the closing prices of NTL Common Stock on NASDAQ on 23 July 1999 and on an exchange rate of (UK Pound) 1:US$1.5775, NTL's fully diluted share capital was valued at approximately (UK Pound) 7.5 billion.

Further information on NTL will be contained in the documentation to be sent to CWC Shareholders in due course.


12.  INFORMATION ON CWC

In 1998, CWC was the largest provider of integrated telecommunications and television services in the UK based on revenue. It serves customers nationally with a broad range of facilities-based network services including local, national and international voice, data and internet services and, in certain regions, multichannel television and, through resale, mobile telecommunications services. CWC is one of the largest UK carriers of wholesale telecommunications traffic and, according to market sources (Teleography Inc. and company reports), was in 1997 the 9th largest carrier of international traffic in the world. The CWC Board believes that CWC is now the 7th largest such carrier in the world.

In the year to 31 March 1999, CWC generated EBITDA of (UK Pound) 796 million on revenues of (UK Pound) 2,621 million. As at close of business on 23 July 1999, the last business day prior to this announcement, CWC's issued shares were valued in aggregate at approximately (UK Pound) 10.4 billion.

NTL has agreed to use its best endeavours to obtain a secondary listing on the London Stock Exchange for its common stock within 6 months of Completion.

Further information on CWC will be contained in the documentation to be sent to CWC Shareholders and to NTL Shareholders in due course.

13.  OTHER FINANCIAL INFORMATION ON CABLE & WIRELESS AND CWC

During the announcement of its preliminary results for the year to 31 March 1999, Cable & Wireless made the following statement: "The difficult economic and market conditions in Hong Kong, coupled with our major capital programmes and revenue investments, are expected to reduce underlying earnings significantly in the current year". This remains the view of the Cable & Wireless Board and this statement will be reported on in documentation sent to CWC Shareholders in due course.

A profit forecast for CWC for the year ended 31 March 2000 can be found in Appendix 5 to this announcement.


14.  FURTHER INFORMATION ON THE TRANSACTION

Cable & Wireless, CWC and NTL have entered into a Transaction Agreement which, inter alia, records the basis on which the Transaction will be implemented. Bell Atlantic will become bound by the terms of the Transaction Agreement if the Transaction is approved by its board of directors. If the Bell Atlantic Board does not approve the transaction by 28 July 1999, any party to the Transaction Agreement may terminate it.

A description of the Transaction structure and the Transaction Agreement, including the conditions to which the Transaction Agreement is subject, is set out in Appendix 2 to this announcement.

15.  OTHER MATTERS

Proposals to Bondholders: As part of the refinancing of CWC, it is proposed that CWC's Yankee Bonds will be repaid and that proposals will be made to holders of CWC's Sterling Bonds. Further details in this regard are set out in Part E of Appendix 2 to this announcement.

Holders of CWC options and of BCM Convertibles: Appropriate proposals will be made by NTL and by Cable & Wireless to holders of CWC options and to BCM Convertible holders as part of the Transaction. Further details will be made available in due course.

CWC Employees: Cable & Wireless and NTL have assured the CWC Board that the existing employment rights, including pension rights, of existing employees of CWC will be fully safeguarded.

Forward-looking statements: This announcement contains forward-looking statements with respect to each of Cable & Wireless, NTL and CWC. Examples of such forward-looking statements include, but are not limited to: (1) statements regarding results of operations and financial condition, (2) statements of plans, objectives or goals of each company or its management, including those related to products or services, (3) statements of future economic performance and (4) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends" and "plans" are among the expressions which identify such forward-looking statements, but are not the only means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved.

Each of Cable & Wireless, NTL and CWC cautions investors that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include: (1) the ability of each company to implement the proposed restructuring, (2) the effect of, and changes in, regulation and government policy; (3) the effects of competition and price pressures; (4) the ability of each company to service its future operational and capital requirements; (5) the timely development of and acceptance of new products and services by each company; (6) the effect of technological changes in communication and information technology; and (7) each company's success at managing the risks of the foregoing. Cable & Wireless, NTL and CWC caution that the foregoing list of important factors is not exhaustive; when relying on forward-looking statements to make decisions with respect to these companies, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and Cable & Wireless, NTL and CWC do not undertake any obligation to update or revise any such statement, whether as a result of new information, future events or otherwise.

16.  CONDITIONS AND TIMING

There are a number of pre-conditions to be satisfied before any proposals are put to CWC Shareholders and a number of further conditions to be satisfied before the Court hearing of the Scheme of Arrangement and before Completion. The Transaction will be presented for approval to the Bell Atlantic Board by the executive management of Bell Atlantic on Tuesday 27 July 1999. If the Bell Atlantic Board does not approve the transaction by 28 July 1999, any party to the Transaction Agreement may terminate it.

It is envisaged that documentation relating to the Transaction will be despatched to CWC Shareholders and to NTL shareholders as soon as is practicable following satisfaction or legitimate waiver of the pre-conditions referred to in Part D of Appendix 2 to this announcement. It is expected that the pre-conditions will be satisfied within the next 6 months when public documents will then be issued to shareholders. The Cable & Wireless Acquisition and the NTL Acquisition are planned to be completed approximately 2 months after the Transaction is approved by CWC and NTL shareholders and the other conditions to the Transaction referred to in Part D of Appendix 2 are satisfied (or legitimately waived).


ENQUIRIES:

CABLE & WIRELESS                                                   NTL
Christine Holgate, Investor Relations        0171 315 4460         John Gregg              0171 909 2000
Penny Berger, Investor Relations             0171 315 6225         Richard J. Lubasch      001 212 906 8470
Peter Eustace, Media                         0171 315 4495         Alison Smith            01252 402662
Clare Brown, Media                           0171 315 6759         Edward Bickham          0171 413 3050
                                                                   Dominic Shales          0171 413 3142
CWC
Nigel Roberts, Investor Relations            01923 435117
Roy Payne, Media                             0171 674 5387
Caroline Keppel-Palmer, Media                0171 674 5416

GREENHILL & CO.                                                    MORGAN STANLEY DEAN WITTER
(advisers to Cable & Wireless)               0171 440 0400         (advisers to NTL)       0171 425 5000
James Lupton                                                       Paulo Pereira
David Wyles

MERRILL LYNCH
(advisers to CWC)                            0171 628 1000
Bob Wigley
Richard Snow

CSFB                                         0171 888 8888

(advisers to the CWC Independent Directors in respect of the Cable & Wireless Acquisition and advisers to the CWC Directors in respect of the NTL Acquisition) Jeremy Mead
Michael Harrison


Greenhill & Co. International Limited ("Greenhill & Co."), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to Cable & Wireless in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than Cable & Wireless for providing the protections afforded to customers of Greenhill & Co. or for providing advice in relation to the Transaction.

Morgan Stanley & Co. Limited ("Morgan Stanley Dean Witter"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to NTL in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than NTL for providing the protections afforded to customers of Morgan Stanley Dean Witter or for providing advice in relation to the Transaction.

Merrill Lynch International ("Merrill Lynch"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to CWC in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than CWC for providing the protections afforded to customers of Merrill Lynch or for providing advice in relation to the Transaction.



Credit Suisse First Boston (Europe) Limited ("CSFB"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to the CWC Directors in relation to the NTL Acquisition and the CWC Independent Directors in relation to the Cable & Wireless Acquisition and to no one else and will not regard any other person as its customer or be responsible to any one other than the CWC Directors and the CWC Independent Directors for providing the protections afforded to customers of CSFB or for providing advice in relation to the Transaction.

APPENDIX 1 - INFORMATION ON CWC CONSUMERCO AND CWC DATACO

PART A - INFORMATION ON CWC CONSUMERCO

CWC ConsumerCo is a leading provider of cable telephony services in the United Kingdom. It comprises the residential cable, residential telephony, residential internet, business cable and digital television development and services businesses of CWC.

CWC ConsumerCo is licensed to provide cable television services in 47 franchise areas, covering some 6 million homes (calculated by reference to CWC's equity in each franchise) and approximately 420,000 businesses in the UK*. As at 31 March 1999, CWC ConsumerCo had some 1.1 million directly connected telephone lines for telecommunication services and approximately 843,000 customers directly connected for cable television services. The CWC Board expects the number of CWC ConsumerCo's direct residential customers to increase in the next several years with improved penetration resulting from marketing and customer service initiatives and with the continuing build-out of its local networks.

CWC ConsumerCo also provides cable and telephony services to approximately 29,000 small and medium business customers directly connected to its cable network. In the year to 31 March 1999, based on unaudited figures, CWC ConsumerCo generated EBITDA of (UK Pound) 180 million on revenues of (UK Pound) 688 million.**

* Figures for homes are based primarily on 1991 UK government census figures and there can be no assurances that these are still accurate. Figures for businesses in a franchise area are estimates based primarily on publicly available information and, although believed to be reliable, there can be no assurances that this is still accurate

PART B - INFORMATION ON CWC DATACO

The operations within CWC DataCo include a large business customer base ranging from small to medium enterprises ("SMEs") through to large corporate users. These customers require efficient solutions that also provide value for money in addressing their communications needs. The operations in CWC DataCo aim to achieve this by integrating communications and information solutions for voice, data, mobile and internet communications. CWC DataCo currently provides data services to more than 117,000 SMEs as well as to mobile and global telecom operators.

CWC's business customers are offered fully integrated business solutions through CWC's full national coverage, broad product portfolio and commercial flexibility. With around 10,500km of trunk network linking the major cities in the UK and a proven ability to provide advanced applications such as intranets and virtual ISPs to business, CWC DataCo is well placed to build upon its existing position as a leading player in the UK data and advanced voice services markets. Approximately 22% of CWC DataCo's turnover is derived from applications such as managed network services, data networks and services and telebusiness. The current strategy aims to meet customers' needs for closer integration of information, communications and entertainment to achieve their own business strategies. Outsourcing contracts can provide a wide-ranging communications capability including data and IP networking, mobile, call centre and managed PBX services alongside, for other customers, the provision of Global Frame Relay and ATM projects.

In the year to 31 March 1999, based on unaudited figures, CWC DataCo generated EBITDA of (UK Pound) 616 million on revenues of (UK Pound) 1,933 million.**

** The operating costs of CWC ConsumerCo and CWC DataCo as presently operated within CWC may or may not be representative of the future operating costs of those businesses. Accordingly, the EBITDA data shown above may or may not be representative of the future performance of each business when subsumed into NTL and Cable & Wireless respectively

APPENDIX 2 - DETAILS OF THE TRANSACTION

PART A - EXCLUSIVITY

Following discussions with a number of interested parties, on 18 July 1999, Cable & Wireless and NTL entered into an exclusivity agreement in relation to the Transaction which provides a period of exclusivity for Cable & Wireless and NTL until 31 March 2001. The exclusivity agreement was amended on 19 July 1999 and the Transaction Agreement re-stated and replaced the terms of such agreement.

Cable & Wireless has agreed pursuant to the Transaction Agreement:

- not to, and to procure that its subsidiaries will not, transfer or dispose of its shares in CWC, other than in connection with the Transaction or with the prior written consent of NTL;

- to exercise its voting rights as a shareholder in CWC to procure, so far as it is able, that CWC does not dispose of or transfer CWC ConsumerCo other than in connection with the Transaction or with the prior consent of NTL; and

- not to, and to procure that its subsidiaries will not, acquire any securities in Telewest Communications plc in excess of 5% of the issued share capital of Telewest Communications plc (based on the aggregated shareholdings of Cable & Wireless, its subsidiaries and any concert parties under the City Code on Takeovers and Mergers).

NTL has agreed pursuant to the Transaction Agreement:

- to enforce or procure the enforcement of its rights under its agreements with France Telecom in relation to the Transaction;

- not to, and to procure that its subsidiaries will not, transfer or dispose of its business and assets relating to residential cable, business cable, indirect residential telephony, residential indirect internet and/or digital television development and services in the UK to Telewest Communications plc or any of its affiliates; and

- not to, and to procure that its subsidiaries will not, acquire any securities in Telewest Communications plc in excess of 5% of the issued share capital of Telewest Communications plc (based on the aggregated shareholdings of NTL, its subsidiaries and any concert parties under the City Code on Takeovers and Mergers).

Cable & Wireless and NTL's exclusivity obligations will cease if a recommended transaction is announced which would have the effect of granting any person 35% or more of the voting rights in NTL (in the case of Cable & Wireless's obligations) or Cable & Wireless (in the case of NTL's obligations). These obligations will also cease if just before the end of the exclusivity period of 31 March 2001, a hostile transaction is consummated which has the same effect.

If the exclusivity obligations cease due to a person acquiring 35% or more of the voting rights in either NTL or Cable & Wireless as described above and the Transaction does not complete by 31 March 2001, Cable & Wireless shall pay (UK Pound) 75m to NTL (in the case of an acquisition of a stake in Cable & Wireless) and NTL shall pay (UK Pound) 75m to Cable & Wireless (in the case of an acquisition of a stake in NTL). If the stake in NTL or Cable & Wireless is acquired by Telewest Communications plc or a subsidiary or parent undertaking or affiliate of Telewest Communications plc or Microsoft or any affiliate of Microsoft or any person who (together with any persons acting in concert in accordance with the City Code on Takeovers and Mergers) directly or indirectly holds 50.1% or more of the issued share capital of Telewest Communications plc, the relevant payment shall be US$500 million.

The Transaction Agreement does not prevent NTL entering into any transaction relating to Cable London Plc or any person entering into an agreement or undertaking which is conditional upon the completion of the acquisition by NTL of CWC ConsumerCo, the expiry of the exclusivity period or the release of exclusivity obligations.

PART B - PROPOSED TRANSACTION STRUCTURE


The Transaction will be effected pursuant to the Transaction Agreement, further details of which are set out in Parts C and D of this Appendix, in four principal stages, as follows.

Preliminary

Two new companies, New CWC and Newco, will be formed with nominal share capital. It is expected that New CWC will be incorporated in Jersey but tax resident in the UK while Newco will be incorporated and tax resident in the UK.

New CWC becomes new holding company of CWC and CWC DataCo is transferred from CWC to New CWC

Under a scheme of arrangement pursuant to Section 425 of the Companies Act, requiring shareholder approval and the sanction of the Court, existing shares of CWC will be cancelled and existing CWC Shareholders will be issued instead with new shares in New CWC.

Transfer of CWC DataCo to Newco

By means of a reduction of part of the capital of New CWC pursuant to Articles 61 to 66 of the Companies (Jersey) Law 1991, requiring shareholder approval and the sanction of the Royal Court in Jersey, New CWC will transfer CWC DataCo to Newco in consideration for which Newco will issue new Newco shares to existing New CWC Shareholders in proportion to their existing holdings in New CWC.

Cable & Wireless Acquisition and NTL Acquisition

Under the Transaction Agreement, which is summarised in Parts C and D of this Appendix, NTL has granted Cable & Wireless a put option and Cable & Wireless has granted NTL a call option for the sale to, and purchase by, NTL of all of Cable & Wireless' shares in New CWC. The New CWC Put Option and the New CWC Call Option will become exerciseable following the Scheme of Arrangement, the New CWC Capital Reduction and the Newco Share Issue each becoming effective.

It will be a term of the issue of the New CWC Shares and of the New CWC Tag Along Rights that, in the event of the exercise of either the New CWC Call Option or the New CWC Put Option, the remaining (non-Cable & Wireless) New CWC Shares will, following such exercise, be transferred automatically to NTL in exchange for the issue and payment by NTL directly to the holders of such New CWC Shares of the New CWC Consideration.

It will be a term of the issue of the Newco Shares and of the Newco Tag Along Rights that, in the event of the exercise of either the New CWC Call Option or the New CWC Put Option, those Newco Shares which are not already held by Cable & Wireless will, following such exercise, be transferred automatically to Cable & Wireless in exchange for the issue by Cable & Wireless directly to the holders of such Newco Shares of the Newco Consideration.

If the New CWC Call Option or the New CWC Put Option is exercised, the New CWC Shares and the Newco Shares will be acquired by NTL and Cable & Wireless, respectively, fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching to them, including the right to receive all dividends declared, made or paid hereafter.

PART C - TRANSACTION AGREEMENT

The Transaction Agreement entered into between Cable & Wireless, CWC and NTL sets out the proposed transaction structure as more fully described in Part B of this Appendix and the means by which the Transaction will be achieved. Bell Atlantic will become bound by the terms of the Transaction Agreement if the Transaction is approved by the Bell Atlantic Board. Implementation of the Transaction is conditional upon the fulfilment or waiver of the Pre-Conditions, Conditions and Closing Conditions summarised in Part D of this Appendix. Cable & Wireless, CWC and NTL are also entitled to terminate the Transaction Agreement as summarised in this Appendix.

Termination rights

NTL and Cable & Wireless have the following rights to terminate the Transaction Agreement up to the day prior to the Court hearing to approve the Scheme of
Arrangement:

NTL

NTL is entitled to terminate if any of the events or circumstances summarised below occur or arise with the result that the net asset value of CWC ConsumerCo is diminished by at least (UK Pound) 400 million:

(a) any governmental or other regulatory authority implementing any law or regulation which (broadly) would impact on NTL's ability to consummate the Transaction as planned or would impose onerous obligations on NTL in relation thereto or materially adversely affect the financial position of the NTL group;

(b) NTL discovering (broadly) any provision in any agreement or arrangement to which CWC or New CWC is a party which would or might reasonably be expected to result in certain events occurring to the detriment of the CWC Group, including any security interest becoming enforceable or the financial position of any member of the CWC Group being materially prejudiced;

(c) any member of the CWC Group taking certain types of corporate action (including making changes to its share capital, declaring dividends or entering into material transactions) or becoming the subject of any insolvency proceeding;

(d) since CWC's last accounts date and save as previously announced, a material adverse change arising in the business or financial position of CWC (or any member of its group) which is material in the context of the CWC Group as a whole, or any material litigation or contingent liability arising;

(e) NTL discovering that, save as previously disclosed, publicly available information on CWC was materially inaccurate or misleading, a member of the CWC Group is subject to any material undisclosed liability or has breached applicable environmental laws or regulations or may be liable to repair any contaminated property; or

(f) NTL discovering that any of certain statements concerning CWC contained in the agreement, including statements relating to the accuracy of information, the structure and assets of group companies, litigation, pensions and liabilities, were not true and accurate in all material respects at the date of the agreement.

Cable & Wireless

Cable & Wireless has similar termination rights to those set out above in so far as the specified events or circumstances relate to NTL or the NTL group as appropriate. These rights are only exercisable if NTL's net asset value is diminished by at least (UK Pound) 400 million as a result of the relevant event or circumstance.

NTL and Cable & Wireless

Either   company  may  terminate  the  agreement  in  the  event  that  its  SEC registration statement in respect of its securities to be issued pursuant to the Transaction becomes subject to any stop order.

CWC has termination rights if events or circumstances similar to the above occur in relation to either NTL or Cable & Wireless with the result that the net assets of NTL are diminished by at least (UK Pound) 400 million or the net assets of Cable & Wireless are diminished by at least (UK Pound) 800 million.

None of these termination rights can be exercised other than with the consent of the Panel.

Consideration

The consideration for the Transaction takes the form of cash and shares and is more fully described elsewhere in this announcement.

The fixed number of new Cable & Wireless Shares is subject to adjustment in the event of:


1. any alteration to the nominal value of the Cable & Wireless Shares as a result of consolidation or subdivision;

2. the issue by Cable & Wireless of Cable & Wireless Shares by way of capitalisation of profits or reserves or by way of scrip dividend where the market value of the Cable & Wireless Shares exceeds the amount of the cash dividend (in which case adjustment is made for the excess);

3.   the payment or making by Cable & Wireless of any capital distribution;

4. the issue or grant by Cable & Wireless of Cable & Wireless Shares to Cable & Wireless shareholders as a class by way of rights or by way of rights over options, warrants or other rights to subscribe for or purchase any Cable & Wireless Shares, in each case at a price per Cable & Wireless Share which is less than 95 per cent. of the current market price per Cable & Wireless Share;

5. the issue by Cable & Wireless of any securities (other than Cable & Wireless Shares or options, warrants or other rights to subscribe for or purchase any Cable & Wireless Shares) to shareholders as a class by way of rights, or the grant by Cable & Wireless to shareholders as a class by way of rights of options, warrants or other rights to subscribe for or purchase any securities (other than Cable & Wireless Shares or options, warrants or other rights to subscribe for or purchase any Cable & Wireless Shares);

6. the issue by Cable & Wireless wholly for cash of any Cable & Wireless Shares (other than Cable & Wireless Shares issued on the exercise of any rights of conversion into, or exchange or subscription for, Cable & Wireless Shares), or the issue or grant by the Cable & Wireless wholly for cash of options, warrants or other rights to subscribe for or purchase any Cable & Wireless Shares, in each case at a price per Cable & Wireless Share which is less than 95 per cent. of the current market price;

7. Cable & Wireless, any subsidiary of Cable & Wireless or (at the direction or request of or pursuant to any arrangements with Cable & Wireless or any subsidiary of Cable & Wireless) any other company, person or entity issues wholly for cash any securities which by their terms of issue carry rights of conversion into, or exchange or subscription for, ordinary shares issued or to be issued by Cable & Wireless (or the grant of any such rights in respect of existing securities so issued) at a price per Cable & Wireless Share which is less than 95 per cent. of the current market price;

8. any modification of rights of conversion, exchange or subscription attaching to any of the securities mentioned in 7. above (other than in accordance with the terms (including terms as to adjustment) applicable to such securities) so that following modification consideration per ordinary share receivable by Cable & Wireless is below market; and

9. Cable & Wireless, any subsidiary of Cable & Wireless or (at the direction or request of or pursuant to any arrangements with Cable & Wireless or any subsidiary of Cable & Wireless) any other company, person or entity offers any securities in connection with which offer ordinary shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them.

The fixed number of shares of new NTL Common Stock is subject to adjustment in the event that:

1. NTL or any of its subsidiaries shall pay a dividend or make a distribution to all holders of shares of NTL Common Stock in NTL Common Stock;

2. outstanding shares of NTL Common Stock shall be subdivided into a greater number, or combined into a smaller number, of shares of NTL Common Stock;

3. NTL, any of its subsidiaries or any third party (at the direction or request of NTL or any of its subsidiaries) shall issue rights or warrants or other securities convertible into or exchangeable for NTL Common Stock enabling subscription for or purchase of shares at a price per share which is less than 94.5% of the last reported sale price per share or issue shares of NTL Common Stock in connection with the exercise of options the exercise price of which is less than 94.5% of the closing price on the date of grant, issue shares or grant the right to subscribe for or purchase shares at a price which is less than 94.5% of the closing price on the day of grant or issue other equity securities or securities exchangeable for or convertible into equity securities which grant the right to exchange or convert these securities for NTL Common Stock at an exchange or conversion price which is less than 94.5% of the closing price on the day of grant;

4. NTL, any of its subsidiaries or any third party (at the direction or request of NTL or any of its subsidiaries) shall distribute to holders of NTL Common Stock evidence of its indebtedness or assets including cash (excluding regular periodic cash dividends which are not in excess of 5% of the market value of NTL over any 12 month period), equity securities or NTL securities which grant the right to exchange or convert such securities into NTL Common Stock or rights to subscribe for such securities;

5. if a tender or exchange offer is made by NTL or any subsidiary of NTL (or any third party at the request of NTL or any of its subsidiaries) for all or any portion of the NTL Common Stock shall be consummated, and involving

     (a) an aggregate consideration having a fair market value at the last time (the "Offer Time") tenders or exchange offers may be made pursuant to such offer such that, together with

     (b) the aggregate of the cash plus the fair market value of consideration payable in respect of any other tender or exchange offer by NTL or any such subsidiary for all or any portion of the NTL Common Stock which was previously consummated in respect of which no adjustment has been made, such total consideration exceeds 107% of the market value of the tendered NTL Common Stock at the Offer Time.

     In the case of a tender offer made by any third party pursuant to a transaction approved by NTL for all or any portion of NTL Common Stock in connection with an organic change, NTL will use it reasonable best efforts to obtain an undertaking from such third party to ensure that such third party will offer to purchase the NTL Common Stock that will be received by persons who will be entitled to receive new NTL Common Stock on terms materially identical to the terms extended to holders of NTL Common Stock in the tender offer by such third party (without duplication of any right to otherwise receive consideration in connection with such organic change);

6. if NTL hereafter modifies the rights of conversion, exchange or subcription attaching to any of its equity securities, securities which grant the right to exchange or convert such securities into NTL Common Stock or other securities entitling the holders thereof to subscribe for or purchase or otherwise obtain shares of NTL Common Stock, such that following such modification the consideration receivable per share of NTL Common Stock is less than 99% of the closing price on the date preceding the date on which the proposal for such modification was announced and such consideration is lower than the consideration receivable per share of NTL Common Stock prior to such modification; and

7.   Organic Change

     (a) Upon the consummation of an organic change (other than a transaction in which NTL is not the surviving entity), lawful provision shall be made as a part of the terms of such transaction whereby the terms of the Transaction Agreement shall be modified, without payment of any additional consideration therefor, so as to provide that upon exercise of the New CWC Put Option, the New CWC Call Option or the New CWC Tag Along Rights following the consummation of such organic change, persons entitled to receive shares of new NTL Common Stock shall have the right (subject to confirmation of the Transaction) to receive only the kind and amount of securities, cash and other property receivable upon such organic change by a holder of the number of new NTL Common Stock which such person would have been issued immediately prior to such organic change.

     (b) NTL shall not enter into an organic change that is a transaction in which NTL is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities, cash and other property to persons entitled to receive shares of new NTL Common Stock, without payment of any additional consideration therefor, with terms that provide that upon the exercise of the New CWC Put Option, the New CWC Call Option and the New CWC Tag Along Rights such persons shall have the right (subject to the consummation of the Transaction) to purchase only the kind and amount of securities, cash and other property receivable upon such organic change by a holder of the number of new NTL Common Stock which such person would have been issued immediately prior to such organic change.

Indemnity

Cable & Wireless has agreed to indemnify NTL for certain tax liabilities (including stamp duty payable in certain circumstances) arising from the restructuring and separation of CWC DataCo and CWC ConsumerCo and for certain tax liabilities arising before Completion. It is not anticipated that any such liabilities will arise.


Cable & Wireless Special Shareholder Rights in NTL

The Charter and Certificate of Incorporation of NTL shall be amended to provide that one director is selected by Cable & Wireless so long as Cable & Wireless and/or its subsidiaries hold in aggregate not less than 7.5% of the NTL Common Stock (on a fully diluted basis).

Cable & Wireless (for itself and its subsidiaries) has agreed not to make a public or non-public offer to acquire NTL (other than an offer to acquire or purchase 100% of NTL) or in response to an offer for 15% or more of NTL which has been accepted or recommended by NTL or in respect of which the NTL rights agreement has been amended or waived so as to permit it, Cable & Wireless shall be permitted to make a competing offer for the same or greater number of shares.

Save as provided above, Cable & Wireless will not acquire additional securities of NTL, solicit proxies for election to the NTL Board, or act in concert with other shareholders or join a 13(d) group.

France Telecom Special Shareholder Rights in NTL

The Charter and Certificate of Incorporation of NTL shall also be amended to reflect special shareholder rights for France Telecom so long as France Telecom owns 15% of the NTL Common Stock (on a fully diluted basis). Specifically, France Telecom will elect three directors so long as the NTL Board consists of twelve or fewer members and four directors if the NTL Board is increased to fourteen members. So long as France Telecom maintains its 15% ownership, the NTL Board will consist of a maximum of sixteen members. France Telecom will also be represented on committees of the Board.

NTL has agreed not to offer, issue or sell securities to any person if, after such transaction, that person would own 15% or more of NTL; provided, that this provision shall not apply to a transaction or series of related transactions approved by the board of directors involving an agreement to acquire 100% of the capital stock of NTL if such transaction or series of related transactions is submitted to shareholders of NTL for approval or subject to the tender offer rules under the US Securities Exchange Act 1934. NTL will not, in connection with any offer, issue or sale of securities totalling less than 15% of NTL to any person, grant such other person proportional board representation or standstill or other rights more favourable than those granted to France Telecom.

The  acquisition  of Core  Business  Assets,  or the disposal  (not  including a spin-off to its shareholders immediately prior thereto, including France Telecom, of NTL's broadcast assets or any non-UK assets), of any Core Business Assets in any transaction or series of related transactions that represents individually or in the aggregate more than 10% of the Aggregate Market Value (defined as the market value of all equity and debt securities, including bank debt of NTL at the time of such acquisition or disposal) will require the approval of a majority in votes of NTL's shareholders voting on such matters unless the NTL Board or a committee thereof approves such transaction unanimously. "Core Business Assets" means (i) assets used in a business that directly or indirectly holds a licence to operate a cable system or service (ii) a fixed line telephone or telecommunications system or service or (iii) a broadcasting transmission system or service.

Unless the Board of Directors or a committee thereof approves such transaction unanimously, NTL will not be permitted to incur indebtedness (excluding refinancings that do not materially increase the principal amount of indebtedness) after the date at which NTL receives its first credit rating giving effect to the Transaction ("Pro Forma Rating") if the NTL Board has reason to believe (having made reasonable inquiry of an internationally recognised rating agency or a major investment banking firm) that the effect of incurring such borrowings would be to depress the corporate credit rating for NTL until 1 January 2001, below the lower of BB- or the Pro Forma Rating and thereafter BB.


PART D - PRE-CONDITIONS, CONDITIONS AND CLOSING CONDITIONS TO BE IMPLEMENTED PRIOR TO COMPLETION

Implementation of the Transaction will be conditional, inter alia, upon the Pre-Conditions set out below being satisfied prior to posting of documentation to the shareholders in CWC, the conditions set out below being satisfied prior to the Court hearing of the Scheme of Arrangement and the Closing Conditions being satisfied by Completion. Certain of the Pre-Conditions, the Conditions and the Closing Conditions can only be waived by amendment of the Transaction Agreement.

PRE-CONDITIONS

1.   (1)  To the extent that the  Transaction (or any part of it) or any matters
          arising  from  it  constitutes  a  "concentration   with  a  Community
          dimension" within the meaning of the ECMR:

          (a) the EC Commission declaring in terms reasonably satisfactory to NTL and Cable & Wireless that all such concentrations are compatible with the common market pursuant to Articles 6(1)(b) or 8(2) of the ECMR (or the time periods laid down in Articles 10(1) or 10(3) of the ECMR having elapsed without any decision having been made by the EC Commission), and if a request under Article 9(2) of the ECMR is made by one or more EEA states, either:

               (i) the EC Commission indicating, in terms reasonably satisfactory to Cable & Wireless and NTL, that it does not intend to refer the Transaction, or any part of it or any matter arising out of it to a competent authority of such state in accordance with Article 9 of the ECMR; or

               (ii) if a referral is made to a competent authority in the United
                    Kingdom, pre-condition 1(2) below being satisfied in respect of the Transaction or such part of it or such matter arising out of it, which has been referred, and if such a referral is also made to any other competent authority in any EEA state that competent authority adopting a decision or providing such other indication of its position reasonably satisfactory to NTL and Cable & Wireless;

          (b) for the avoidance of doubt, if a request under Article 9(2) of the ECMR is made by one or more EEA states and the EC Commission refers all such concentrations with a Community dimension to the competent authority in any relevant EEA state (including the United Kingdom), then pre-condition 1(1)(a) will be satisfied if the condition in sub-paragraph (ii) of that pre-condition is met; and

          (c) if an EC member state either takes or indicates that it intends to take appropriate measures to protect legitimate interests under Article 21(3) of the ECMR in relation to the Transaction (or any part of it) or any matters arising from it, NTL and Cable & Wireless being reasonably satisfied that such action does not materially affect the nature of the Transaction;

     (2) to the extent that the SOS has the jurisdiction to make a reference in respect of the Transaction (or any part of it) or any matters arising from it to the CC under the Fair Trading Act 1973:

          (a) the OFT indicating, in terms reasonably satisfactory to NTL and Cable & Wireless that the SOS has decided not to refer the Transaction (or any part of it) or any matters arising from it, to the CC; or

          (b) if the SOS indicates that he is minded to refer the Transaction (or any part of it) or any matters arising from it to the CC unless suitable undertakings are obtained from NTL, such undertakings acceptable to NTL are given by NTL; or

          (c)  if the SOS makes a reference to the CC, either:

               (i) the CC concluding that neither the Transaction (or any part of it) nor any matters arising from it may be expected to operate against the public interest; or

               (ii) the  SOS  allowing  the  Transaction  to  proceed  on  terms reasonably satisfactory to NTL and Cable & Wireless.

     (3) For the purposes of this pre-condition 1, the investment by France Telecom in NTL shall constitute matters arising from the Transaction.

2. All filings having been made and all or any applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act 1976 (the "HSR Act") and the regulations made thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Transaction (or any aspect of it) or any matter arising from it.

3. The France Telecom Investment Agreement not having been terminated in accordance with its terms and France Telecom having certified to NTL in writing that all the conditions in the France Telecom Investment Agreement are either satisfied or waived in accordance with its terms. Further information on the France Telecom Investment Agreement is given in Part F of this Appendix.

4. The NTL Bridge Commitment Letter having become unconditional (other than any conditions or termination rights relating to the consumation of the Transaction or relating to the insolvency of NTL or the illegality of the lending pursuant to the NTL Bridge Commitment Letter) and not having been terminated in accordance with its terms prior to the Posting Date.

5. (1) The receipt of clearances from the Inland Revenue under Section 138 Taxation of Chargeable Gains Act 1992 in relation to the DataCo Sale, under Sections 138 and 139 Taxation of Chargeable Gains Act 1992 in relation to the Scheme of Arrangement and the New CWC Capital Reduction and under Section 707 Income and Corporation Taxes Act 1988 in relation to the Transaction all in a form which is satisfactory to Bell Atlantic, Cable & Wireless, CWC and NTL acting reasonably.

     (2) Application having been made in accordance with the Transaction Agreement, an indication having been given by the Inland Revenue (other than an indication which has subsequently been withdrawn or superseded) that they are most unlikely to regard the Scheme of Arrangement or the New CWC Capital Reduction as being a reconstruction for the purposes of the said section 139 or that they are most unlikely to regard the New CWC Capital Reduction as involving the transfer of the whole or part of a company's business for the said purposes.

6. A ruling from the Internal Revenue Service ("IRS") that the distribution of Newco Shares to CWC's shareholders will not constitute a transaction "used principally as a device for the distribution of earnings and profits" within the meaning of Section 355(a)(1)(B) of the Internal Revenue Code ("IRC") having been obtained.

7.   A ruling  from the IRS that  any gain  recognised  by CWC or New CWC  under
     Section 355(e) of the IRC, as a result of NTL's acquisition of New CWC, will not constitute "passive income" under Section 1297(a) of the IRC having been obtained.

8. The approval of the Transaction by the Secretary of State for Trade and Industry (if required) pursuant to the special share held by the Secretary of State for Trade and Industry in Cable & Wireless.

9. (1) NTL having received a written indication from the SOS and from the ITC, in terms reasonably satisfactory to NTL, to the effect that the completion of the Transaction, or any part of it or any matter arising out of it, will not lead to the revocation of any licences issued pursuant to the Cable and Broadcasting Act 1984 ("CBA"), the Broadcasting Act 1990 (as amended) ("BA"), the Broadcasting Act 1996 ("BA1996"), the Telecommunications Act 1984 ("TA") or the Wireless Telegraphy Act 1949 ("WTA") which are held by CWC or any of its subsidiaries ("Licences"), except for any Licences the loss of which would not have a material adverse effect on NTL following the completion of the Transaction.

     (2)  NTL  having  received   written   confirmation   from  the  Office  of
          Telecommunications on behalf of the Director, in terms reasonably satisfactory to NTL that the Director has not

          (a) made, and does not intend to make, any modifications to any of the Licences (where applicable) other than modifications which are/will be made to all or substantially all of such licences issued pursuant to the TA or the WTA, as appropriate; or (b) taken any steps pursuant to sections 16 or 17 of the TA or the WTA, as appropriate, to secure compliance with any of the conditions in any of the Licences (where applicable), except for, in the case of (a), such modifications, or, in the case of (b), such steps as would not have material adverse effect on NTL following the completion of the Transaction.

     (3) NTL having received written confirmation from the ITC, in terms reasonably satisfactory to NTL, that the ITC has not after the date of this Agreement (a) issued any directions to CWC or any of its subsidiaries in connection with any of the Licences (where applicable) other than directions issued to all or substantially all licensees who hold licences issued pursuant to the CBA, BA or BA1996, as appropriate; or (b) made or given notice to CWC or any of its subsidiaries of its intention to make modifications to any of the Licences (where applicable) other than modifications which are/will be made to all or substantially all such licences issued pursuant to the CBA, BA or BA1996, as appropriate; or (c) taken and has no intention to take any steps in relation to enforcement of any of the Licences, except for, in the case of (a), such directions, in the case of (b), such modifications, or, in the case of (c), such enforcement steps would not have a material effect on NTL following the completion of the Transaction.

(10) The US registration statements (if required) relating to the new Cable & Wireless Shares becoming effective.

(11) The US registration statements (if required) and NTL proxy statement in respect of the Transaction relating to the New NTL Common Stock becoming effective.

(12) The delivery by Arthur Andersen of the ConsumerCo Report not later than 8 weeks from the date of this announcement.

(13) The NTL  Purchase  Agreement  dated 15 July  1999  between  NTL and  France
     Telecom becoming unconditional in all respects and being completed in accordance with its original terms.

(14) Entry by the relevant parties into the Cable & Wireless Registration Rights Agreement and the Bell Atlantic Registration Rights Agreement.

(15) Each party entering into or procuring that there are entered into such document or documents as are necessary to novate NTL's rights and obligations under this agreement to NTL Holdings.

CONDITIONS

1. The necessary approvals having been obtained and, if necessary, re-obtained as contemplated by the Transaction Agreement from the holders of CWC Shares to the Transaction Agreement, the Scheme of Arrangement, the New CWC Capital Reduction, the separation of CWC ConsumerCo and CWC DataCo and any other relevant transactions contemplated by the Transaction Agreement.

2. The necessary approvals having been obtained and, if necessary, re-obtained as contemplated by the Transaction Agreement from the holders of Cable & Wireless Shares to the Transaction Agreement, the creation and issue of the new Cable & Wireless Shares, the separation of CWC ConsumerCo and CWC DataCo and any other relevant transactions contemplated by the Transaction Agreement.

3. The necessary approvals having been obtained and, if necessary, re-obtained as contemplated by the Transaction Agreement from the NTL shareholders to the Transaction Agreement, the creation and issue of the new NTL Common Stock, the amendment to NTL's Certificate of

     Incorporation and Charter and any other relevant transactions contemplated by the Transaction Agreement.

4. The London Stock Exchange agreeing to admit the new Cable & Wireless Shares to the Official List and such agreement not having been withdrawn prior to the time when the Scheme of Arrangement is sanctioned by the Court.

5. The approval for listing on the New York Stock Exchange of the new Cable & Wireless Shares.

6.   The approval for listing of the new NTL Common Stock on NASDAQ.

7.   The Court sanctioning the Scheme of Arrangement

8.   France  Telecom  not  having  terminated  the  France  Telecom   Investment
     Agreement in accordance with its terms:

     (1) as a result of a material adverse effect (as defined by the France Telecom Investment Agreement) in relation to NTL having occurred prior to the meeting of NTL Shareholders referred to in paragraph 3 above; or

     (2) as a result of a material adverse effect (as defined by the France Telecom Investment Agreement) in relation to CWC ConsumerCo having occurred prior to the Court hearing to approve the Scheme of Arrangement.

CLOSING CONDITIONS

1. To the extent not addressed in a favourable ruling from the IRS, an opinion from Cable & Wireless's U.S. tax counsel confirming that Bell Atlantic's receipt of Newco Shares will qualify as a distribution in respect of which it is not required to recognise taxable income, gain or loss under Section 355(a) of the IRC having been obtained. In rendering such opinion, Cable & Wireless's U.S. tax counsel may rely on such representations or covenants as it reasonably requires to render its opinion. The ability of Cable & Wireless' US tax counsel to deliver the foregoing opinion depends upon the receipt by CWC's former shareholders of a sufficient interest in NTL to satisfy the "continuity of interest" requirement imposed by US tax law. As these rules are generally thought to apply, the current shareholders of CWC would be required to receive, in the aggregate, not less than approximately 45% of the consideration for their New CWC shares in the form of NTL equity in order to satisfy this requirement.

2. An opinion from Cable & Wireless's U.S. tax counsel confirming that Bell Atlantic's exchange of Newco Shares for new Cable & Wireless Shares will qualify as a reorganisation under Section 368 of the IRC having been obtained. In rendering such opinion, Cable & Wireless's U.S. tax counsel may rely on such representations or covenants as it reasonably requires to render its opinion.

3. An opinion from NTL's U.S. tax counsel confirming that Bell Atlantic's transfer of its New CWC shares to NTL will form part of a transaction described in Section 351 of the IRC having been obtained. In rendering such opinion, NTL's U.S. tax counsel may rely on such representations or covenants as it reasonably requires to render its opinion.

4.   The Jersey Court sanctioning the New CWC Court Reduction

5. The US Registration Statement (if any ) relating to the New Cable & Wireless Shares not being the subject of any stop order.

6. The US Registration Statement (if any) relating to the New NTL Common Stock not being subject to any stop order.

7. If New CWC does not shorten its accounting reference date, as envisaged by the Transaction Agreement, an opinion from NTL's US tax counsel confirming that any gain attributable to the value of New CWC Shares, CWC Shares, shares of any subsidiary of either New CWC or

     CWC or assets of any such company as of 28 February 2000 would not be included in the income of NTL or NTL Holdings under subpart F of the IRC.

8. Neither the France Telecom Investment Agreement nor the NTL Bridge Commitment Letter having been terminated by reason of either (a) any United States or foreign federal state, provincial, local or supranational governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body having issued an order, decree or ruling or taken any other action restraining enjoining or otherwise prohibiting the consummation of the Transaction, the France Telecom Investment Agreement and/or the NTL Bridge Commitment Letter and such order, decree, ruling or other action having become final and non-appealable; or (b) NTL having made a general assignment for the benefit of creditors or having become insolvent or bankrupt.

9.   Completion taking place within 165 days of the Posting Date.

PART E - PROPOSALS TO STERLING BONDHOLDERS

As part of the refinancing of CWC, it is proposed that CWC's US$2.5 billion of Yankee Bonds will be repaid in accordance with their terms at the greater of par and the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date at the rate per annum equal to the semi-annual equivalent yield to maturity of a comparable US Treasury plus 10 basis points, plus accrued interest.

CWC does not have any right to repay CWC's Sterling Bonds of either series (aggregating to (UK Pound) 500 million) until 27 February 2001. Implementation of the Transaction will result in Cable & Wireless ceasing to own (directly or indirectly) more than 40% of the issued ordinary share capital of CWC since CWC ConsumerCo will become a subsidiary of NTL. Accordingly, in the event of a rating downgrade of CWC's Sterling Bonds of each series, the holders of the Sterling Bonds of such series would be entitled to require CWC to redeem their Sterling Bonds at par together with accrued interest pursuant to Condition 6.3 of the Bonds of such series.

Cable & Wireless and CWC have agreed that separate proposals will be put to the holders of CWC's Sterling Bonds of each series (together the "Sterling Bond Proposals") which, if sanctioned by an Extraordinary Resolution of the holders of the Bonds of such series and becoming fully unconditional, will result in:

1. CWC DataCo being substituted in place of CWC as the issuer of the Sterling Bonds of such series and thereby enabling bondholders to remain creditors of a subsidiary of Cable & Wireless;

2.   the Sterling Bonds of such series being guaranteed by Cable & Wireless;

3. certain events of default and other consequential modifications (including the removal of the negative pledge) conforming to Cable & Wireless' existing eurobond documentation being introduced but otherwise the provisions of the Trust Deed constituting, and the Terms and Conditions of, the Sterling Bonds of such series remaining the same as those presently applying to the Sterling Bonds of such series but applying to CWC DataCo and its Subsidiaries instead of CWC and its Subsidiaries; and

4. a right of redemption for the issuer at a price calculated as set out below in the event that 80% or more of the Sterling Bonds of each series are redeemed or purchased.

The Sterling Bond Proposals will be conditional (inter alia) on:

1. the Luxembourg Stock Exchange agreeing to admit the CWC DataCo bonds to listing and such agreement not being withdrawn prior to the time when condition (ii) below is satisfied; and

2.   Completion.

Implementation of the Transaction will in no way be dependent upon approval by holders of CWC's Sterling Bonds of either series of the relevant Sterling Bond Proposals. The Sterling Bond Proposals will not be conditional on each other.

It is the intention of Cable & Wireless that, if either of the Sterling Bond Proposals becomes unconditional and is implemented, it will provide the holders of CWC's Sterling Bonds of the relevant series with an opportunity (in addition to their put rights) to realise their investment by selling their Sterling Bonds to Cable & Wireless or a subsidiary of Cable & Wireless for cash at the higher of par and the sale price at which the gross redemption yield thereon would be 10 basis points above the then gross redemption yield on the relevant reference gilt referred to in Condition 6.4.2(b) thereof.

PART F - TERMINATION AND CONDITIONS OF THE FRANCE TELECOM INVESTMENT AGREEMENT

     The France Telecom Investment Agreement is subject to the following pre-conditions to be satisfied prior to the Posting Date:

     (a) No action by an governmental, regulatory, judicial or administrative agency or body shall have been threatened or commenced which has, or would have, the effect of prohibiting the consummation of the France Telecom Investment Agreement.

     (b) The applicable waiting periods under the HSR Act shall have expired or been terminated.

     (c) The transactions contemplated by the France Telecom Investment Agreement (i) have not been referred to the CC, (ii) the SOS has indicated that the transactions will be referred to the CC unless suitable undertakings are obtained from France Telecom and those undertakings are acceptable, or (iii) if the CC has concluded the transactions contemplated by the France Telecom Investment Agreement do not operate against the public interest or the SOS has allowed the transaction to proceed on terms satisfactory to France Telecom.

     (d) The transaction shall not have been subject to a decision made by the European Commission regarding certain antitrust matter.

     (e) All other relevant antitrust clearances have been obtained and notifications given to all relevant UK authorities and no relevant licenses of the same been, or are threatened to be, resolved or materially modified.

     (f) The representations and warranties of NTL shall be true and correct in all material respects and all covenants and agreements of NTL shall have been complied with in all material respects.

     (g) The Transaction Agreement shall not have been amended without the prior written consent of France Telecom (except in certain limited circumstances) and all obligations under the Transaction Agreement to be performed prior to the Posting Date have been performed.

     (h) The pre-conditions under the Transaction Agreement shall have been satisfied and shall not have been waived or modified without the prior written consent of France Telecom.

     (i) The stockholders of NTL having approved the matters submitted to them at the NTL stockholder meeting.

The France Telecom Investment Agreement can be terminated:

     (a)  at any time by mutual agreement of the parties;

     (b) by France Telecom prior to the Completion if (i) NTL shall have amended the Transaction Agreement (except in certain limited circumstances), (ii) NTL shall have waived any pre-conditions, conditions, closing conditions or any other provisions of the Transaction Agreement without prior written consent of France Telecom; or (iii) NTL ceases to validly exist as a corporation or becomes insolvent;

     (c) subject to the consent of the UK Panel on Takeovers and Mergers, by France Telecom if prior to the meeting of the stockholders of NTL to approve the transactions, a material adverse effect on NTL shall have occurred;

     (d) subject to the consent of the UK Panel on Takeovers and Mergers, by France Telecom if before the approval by the Court of the Scheme of Arrangement, a material adverse effect on CWC ConsumerCo occurs;

     (e)  by either party if the Transaction Agreement is terminated;

     (f) if Completion shall not have occurred by 31 March 2001 or, if earlier, 165 days after the date of the posting of the scheme documents to CWC Shareholders; and

     (g)  if  there  is  a  final  and  non-appealable   order  prohibiting  the
          consummation of the transaction.

NTL has undertaken to each of Cable & Wireless and CWC that it will enforce its rights under, it will not agree to any material variation of, it will do everything in its power to complete and it will not voluntarily agree to terminate the France Telecom Investment Agreement.

APPENDIX 3 - FINANCIAL EFFECTS FOR CWC SHAREHOLDERS

On the bases and assumptions set out in the notes below, for illustrative purposes only, the following tables show the effects on capital value for a holder of 100 CWC Shares if the Transaction is completed (and the CWC Shareholder makes no election under the mix and match facility to vary the proportion of NTL Common Stock and cash received as consideration).


(A)  CAPITAL VALUE

                                                                  VALUE
                                                                (UK POUND)
FOR INTEREST IN CWC DATACO

Market value of 46.25 new Cable & Wireless Shares(1)              354.0
                                                                  -----
                                                                  354.0


FOR INTEREST IN CWC CONSUMERCO

Cash                                                              190.2
Market value of 3.6301 new shares of NTL Common Stock(2)          228.4
                                                                  -----
                                                                  418.6

Total consideration received                                      772.6
                                                                  -----

Market value of 100 CWC Shares (5 May 1999)(3)                    627.0
                                                                  -----
Increase in capital value                                         145.6
This represents an increase of approximately                      23.2%

Market value of 100 CWC Shares (4 May 1999)(4)                    708.5
                                                                  -----
Increase in capital value                                          64.1
This represents an increase of approximately                       9.0%


(B)  INCOME

                                                               TRANSACTION
                                                                (UK POUND)
Gross income from cash consideration(5)                           10.69
Gross dividend income on 46.25 new Cable & Wireless Shares(6)      6.72
                                                                  -----
                                                                  17.41



Neither NTL nor CWC have paid dividends to shareholders since their original listing.


Notes:

(1) The market value of Cable & Wireless Shares is based on the closing middle market price of a Cable & Wireless Share of 765.5 pence at the close of business on 23 July 1999, the last business day prior to this announcement

(2) The market value of NTL Common Stock is based on the closing middle market price of a NTL Share of US$99.25 at the close of business on 23 July 1999, the last business day prior to this announcement translated into British Pounds Sterling using an exchange rate of (UK Pound) 1:US$1.5775

(3) The market value of CWC Shares is based on the closing middle market price as derived from the Official List of a CWC Share of 627p at the close of business on 5 May 1999 (the day on which CWC announced its preliminary results for the year ended 31 March 1999)

(4) The market value of CWC Shares is based on the closing middle market price as derived from the Official List of a CWC Share of 708.5p at the close of business on 4 May 1999 (the last business day prior to CWC's announcing that it was in discussions which, inter alia, could lead to an offer for
     CWC)

(5) The cash consideration is assumed to be re-invested so as to yield 5.62% gross per annum, being the yield on the FT-Actuaries Yield Index for UK government securities of up to 5 years maturity published in the Financial Times on 24 July 1999 (the last practicable date prior to the issue of this press release).

(6) The gross dividend income on new Cable & Wireless Shares is based on the aggregate of (i) the final dividend of 9.4p (net) per Cable & Wireless Share paid in respect of the year ended 31 March 1999 and (ii) the interim dividend of 4.1p (net) per Cable & Wireless Share for the six months ended 30 September 1998, together, in the case of the interim dividend, with an associated tax credit of 20/80ths of the amount paid.

(7) No account has been taken of any liability to taxation of any sort or the treatment of fractions.

APPENDIX 4 - DISCLOSURE OF INTERESTS

As at close of business on 23 July 1999 (the last business day prior to this announcement), Cable & Wireless held 789,050,820 CWC Shares, and Bell Atlantic held 277,574,376 CWC Shares, representing approximately 52.65% and 18.52% respectively of CWC's fully diluted share capital.

As at close of business on 23 July 1999 (the last business day prior to this announcement), the interests of parties who may be deemed by the Panel to be acting in concert with Cable & Wireless and/or with CWC included Merrill Lynch Asset Management's holding of 114,400 CWC Shares and 5,119,783 American Depositary Receipts over CWC Shares and CSAM Ltd London's holding of 145,000 CWC Shares.

Save as disclosed above, neither Cable & Wireless, nor any of the Cable & Wireless Directors nor, so far as Cable & Wireless is aware, any party acting in concert with Cable & Wireless, owns or controls any CWC Shares or holds any options to purchase CWC Shares and neither Cable & Wireless, nor any person acting in concert with Cable & Wireless or with CWC, has entered into any derivative contract referenced to securities of CWC which remains outstanding. In view of the requirement for confidentiality, neither Cable & Wireless nor CWC has made any enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with Cable & Wireless or CWC for the purposes of the Transaction.

As at close of business on 23 July 1999 (the last business day prior to this announcement), the interests of parties who may be deemed by the Panel to be acting in concert with NTL included Morgan Stanley Securities Limited's holding of 106,000 CWC Shares and 7,000 American Depositary Receipts over CWC Shares.

Save as disclosed above, neither NTL, nor any of the NTL Directors nor, so far as NTL is aware, any party acting in concert with NTL, owns or controls any CWC Shares or has any options to purchase CWC Shares and neither NTL, nor any person acting in concert with NTL, has entered into any derivative contract referenced to securities of CWC which remains outstanding. In view of the requirement for confidentiality, NTL has not made any enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with NTL for the purposes of the Transaction.

APPENDIX 5 - PROFIT FORECAST BY THE CWC DIRECTORS FOR THE YEAR ENDING 31 MARCH 2000


A.   PROFIT FORECAST

Included within the announcement of CWC's preliminary statement of results for the year ended 31 March 1999, which was issued on 5 May 1999, was a statement by the CWC Directors that:

"Digital television in particular is an investment for future profitable growth. In the short term it will reduce revenue growth in Consumer Markets in 1999/2000 as our customers switch from analogue to digital. In addition, to ensure that digital television is successful, significant extra investment in marketing and customer service is planned. The extra P&L costs are estimated at (UK Pound) 60 million in the current financial year, but will depend upon the level of take up for the new services. These factors will reduce profit before tax in 1999/2000 to significantly below 1998/1999 levels. The success of digital television will improve the prospects for profitable growth in subsequent years."

The statement to the effect that estimated extra costs of (UK Pound) 60 million attributable to digital television in the current financial year will reduce profit before tax in 1999/2000 to significantly below 1998/1999 levels is a profit forecast by the CWC Directors ("the CWC Profit Forecast Statement") pursuant to Rule 28.6(a) of the City Code on Takeovers and Mergers.

The bases and assumptions underlying the CWC Profit Forecast Statement are set out in section B of this Appendix 5. Letters issued in connection with the CWC Profit Forecast statement by Arthur Andersen, Merrill Lynch and CSFB are set out in Paragraph C of this Appendix 5.

B.   BASES AND ASSUMPTIONS UNDERLYING THE CWC PROFIT FORECAST STATEMENT

1. The CWC Profit Forecast Statement has been made by reference to the unaudited management accounts for the three month period ended 30 June 1999 and the Directors' forecast for the remaining nine months of the year to 31 March 2000.

2. The accounting policies used in preparing the CWC Profit Forecast Statement are consistent with those used by the CWC Group in preparing its statutory accounts for the year ended 31 March 1999.

3. FRS 15 'Tangible Fixed Assets' will be applicable for the year ended 31 March 2000 but has not been taken into account in the preparation of the underlying profit forecast;

4. As disclosed in the preliminary announcement, CWC disposed of a subsidiary, MCMS, in April 1999 and recognised a loss on disposal of (UK Pound) 17m. This loss is not reflected in the underlying profit forecast.

5. The following principal assumptions have been taken into account in preparing the underlying profit forecast:

     a.   FACTORS WHICH THE CWC DIRECTORS MAY BE ABLE TO INFLUENCE

          (i) there will be no significant changes in trading relationships with suppliers or customer;

          (ii) there will be no significant changes to the digital roll-out programme;

          (iii)there will be no significant changes in wage rates or other costs;

          (iv) there will be no factors that indicate the impairment of any of the tangible fixed assets of CWC Group which would require a charge to the profit and loss account;

          (v) there will be no change in the assessment of the useful economic lives of the CWC's tangible fixed assets;

          (vi) there will be no significant computer hardware, software or other automated process problems in respect of Year 2000 that will interrupt the business of the CWC Group or impact its customers or suppliers;

         (vii) there will be no reorganisation, restructuring or further change in the composition of the CWC Group and no further acquisitions or disposals will be undertaken prior to 31 March 2000.

     b.   FACTORS WHICH ARE OUTSIDE THE INFLUENCE OF THE CWC DIRECTORS

          (i)  interest rates will not change materially;

          (ii) there will be no significant changes in exchange rates during the remainder of the financial year;

         (iii) there will be no change in United Kingdom  accounting  standards;
               and

          (iv) there will be no material changes in the economic, regulatory or political environments in which the CWC Group operates.

C.   LETTERS RELATING TO THE PROFIT FORECAST

Set out below are the texts of letters from Arthur Andersen, Merrill Lynch and CSFB relating to the profit forecast:

"26 July 1999

The Directors
Cable & Wireless Communications plc
Caxton Way
Watford Business Park
Watford
Hertfordshire
WD1 8XH

The Directors
Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9AY

The Directors
Credit Suisse First Boston (Europe) Limited
One Cabot Square
London E14 4QJ

Dear Sirs

In the Press Announcement issued by Cable & Wireless Communications plc ("CWC") dated 26 July 1999 (the "Press Announcement"), the Directors of CWC make a statement to the effect that estimated extra costs of (UK Pound) 60 million attributable to digital television in the current financial year will reduce profit before tax in 1999/2000 to significantly below 1998/1999 levels (the "CWC Profit Forecast Statement").

We have reviewed the accounting policies applied and the calculations made in preparing the unaudited management accounts for the three months ended 30 June 1999 and the forecasts of profit before tax of CWC and its subsidiaries (together, the "CWC Group") for the nine months ending 31 March 2000 (together, the "underlying profit forecast") by reference to which the CWC Profit Forecast Statement has been made. The Directors of CWC are solely responsible for the form and content of the CWC Profit Forecast Statement, the underlying profit forecast and the principal

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assumptions  made by them upon which the  underlying  profit  forecast is based, which are set out in section B of Appendix 5 of the Press Announcement.

In our opinion, the underlying profit forecast, so far as the accounting policies and calculations are concerned, has been properly compiled on the basis of the assumptions made by the Directors of CWC and referred to above and is presented on a basis consistent with the accounting policies adopted by the CWC Group in its statutory accounts for the year ended 31 March 1999.

Yours faithfully,

Arthur Andersen
1 Surrey Street
London WC2R 2PS"


2.   LETTER FROM MERRILL LYNCH AND CSFB

"The Directors
Cable & Wireless Communications plc
Caxton Way
Watford Business Park
Watford
Hertfordshire
WD1 8XH

26 July 1999

Dear Sirs

                       CABLE & WIRELESS COMMUNICATIONS PLC

We refer to the profit forecast (the "CWC Profit Forecast Statement") of Cable & Wireless Communications plc ("CWC") and its subsidiary undertakings for the year ending 31 March 2000, together with the basis upon which the forecast is made, set out in Appendix 5 of the press release dated 26 July 1999 (the "Press Release").

We have discussed the basis of the forecast, set out in Appendix 5 of the Press Release, with you as Directors of CWC. We have also discussed with Arthur Andersen the work underlying their letter of 26 July 1999, addressed to you and to ourselves, regarding the accounting policies adopted and calculations made in arriving at the forecast.

Having regard to our discussions with you and to the accounting policies and calculations reviewed by Arthur Andersen, we consider that the forecast referred to above for which you as Directors are solely responsible, has been prepared after due and careful consideration.



Yours faithfully                                                Yours faithfully
Merrill Lynch International                           Credit Suisse First Boston
                                                               (Europe) Limited"


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APPENDIX 6 - DEFINITIONS

"BELL ATLANTIC"     Bell Atlantic Corporation

"BELL ATLANTIC
BOARD"              The board of Bell Atlantic

"CABLE & WIRELESS"  Cable and Wireless plc

"CABLE & WIRELESS
ACQUISITION"        The proposed acquisition by Cable
                    & Wireless of CWC DataCo

"CABLE & WIRELESS
BOARD" OR "CABLE &
WIRELESS DIRECTORS" The directors of Cable & Wireless

"CABLE & WIRELESS
SHARES"             Ordinary shares of 25p each in Cable & Wireless

"CC"                The Competition Commission

"COMPANIES ACT"     The Companies Act 1985 as amended

"COMPLETION"        Completion of the sale and purchase of the shares in New CWC owned by Cable & Wireless and completion of the transfer of all the other New CWC Shares to NTL and completion of the transfer of all the Newco Shares (not already owned by Cable
                    & Wireless) to Cable & Wireless

"CONSUMERCO
REPORT" The report to be delivered by Arthur Andersen pursuant to the Transaction Agreement

"COURT"             The High Court of Justice in London

"CREDIT SUISSE
FIRST BOSTON"       Credit Suisse First Boston (Europe) Limited

"CWC"               Cable & Wireless Communications plc

"CWC BOARD" OR
"CWC DIRECTORS"     The directors of CWC

"CWC CONSUMERCO"    New CWC, CWC and its subsidiary undertakings following the
                    Second DataCo Sale being the residential cable telephone and television business assets and liabilities currently owned and operated by CWC and its subsidiary undertakings

"CWC DATACO" OR
 "DATACO" The corporate, business, IP and wholesale assets and liabilities currently owned and operated by CWC and its subsidiary undertakings

"CWC GROUP"         CWC and its subsidiary undertakings and Bell Cablemedia
                    South Herts Limited

"CWC INDEPENDENT
DIRECTORS"          Each of Sir Bryan Carsberg, J.M.J. Keenan Valerie F.
                    Gooding, J.F. Killian and F.V. Salerno

"CWC SHAREHOLDERS"  Holders of CWC Shares

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"CWC SHARES"        Ordinary shares of 50 pence each in the capital of CWC

"DIRECTOR"          Director General of Telecommunications

"EASDAQ"            European Association of Securities Dealers Automated
                    Quotation

"EC COMMISSION"     The Commission of the European Community

"ECMR" Council Regulation (EEC) No. 4064/89, as amended by Council Regulation (EEC) No. 1310/97

"EEA"               The European Economic Area

"GREENHILL & CO."   Greenhill & Co. International Limited

"FIRST CWC DATACO
SALE" The sale of DataCo by CWC to New CWC for a price equal to (UK Pound) 409,835,750 representing the book value of DataCo, such sum to be payable on demand of CWC at any time on or after Completion and not to bear interest

"FRANCE TELECOM"    France Telecom, S.A.

"FRANCE TELECOM
PURCHASE AGREEMENT" The purchase agreement dated 15 July 1999 between France
                    Telecom and NTL pursuant to which France Telecom agreed to subscribe 2,702,703 shares of NTL Common Stock and 750,000 shares of 5% Convertible Preferred Stock having an aggregate liquidation preference of US$750,000,000

"FRANCE TELECOM
INVESTMENT
AGREEMENT"          The investment agreement dated 26 July 1999 between NTL and
                    France Telecom whereby France Telecom has agreed to subscribe, inter alia, for 27,027,027 NTL Common Stock and 2,000,000 shares of NTL's 5.0% Cumulative Participating
                    Convertible Preferred Stock, Series B, having an aggregate stated value of US$2,000,000,000

"INDEPENDENT CWC
SHAREHOLDERS"       The CWC Shareholders other than Cable & Wireless

"ITC"               Independent Television Commission

"MERRILL LYNCH"     Merrill Lynch International

"MICROSOFT"         Microsoft Corporation

"MIX AND MATCH
FACILITY"           The facility for CWC Shareholders to vary the proportion of new NTL Common Stock and cash in return for their interest in CWC ConsumerCo

"NASDAQ"            The Nasdaq Stock Market, Inc.

"NEW CABLE &
WIRELESS SHARES"    Up to 328,141,881 new Cable & Wireless Shares (subject to
                    adjustment in accordance with the provisions of the Transaction Agreement) to be issued pursuant

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

                    to the Newco Tag Along Rights

"NEW CWC"           The body corporate to be incorporated in Jersey and to be
                    resident in the UK

"NEW CWC CALL
OPTION" The call option whereby, subject to certain Conditions, NTL has the right to require Cable & Wireless to sell its shares in New CWC to NTL

"NEW CWC CAPITAL
REDUCTION"          A reduction of capital by New CWC pursuant to which the
                    share capital of New CWC will be reduced and repayment of which shall be satisfied by the transfer of DataCo by New
                    CWC to Newco and the issue by Newco of Newco Shares to the shareholders of New CWC in proportion to their then existing shareholdings in New CWC

"NEW CWC
CONSIDERATION"      For every 100 CWC shares 3.6301 shares of new NTL Common
                    Stock and (UK Pound) 190.18 (subject to adjustment in accordance with the provisions of the Transaction Agreement)

"NEW CWC PUT
OPTION" The put option whereby, subject to certain conditions, NTL grants Cable & Wireless the right to require NTL to acquire Cable & Wireless' shares in New CWC

"NEW CWC
SHAREHOLDERS"       Holders of New CWC Shares

"NEW CWC SHARES"    Shares in New CWC to be issued pursuant to the Scheme of
                    Arrangement

"NEW CWC TAG ALONG
RIGHTS" A term of the New CWC Shares whereby such New CWC Shares (other than those held by Cable & Wireless) will automatically be transferred to NTL upon NTL acquiring beneficial ownership of 50% or more of the New CWC Shares in issue in exchange for the issue of new NTL Common Stock and cash

"NEW NTL COMMON
STOCK" Up to 54,400,000 new shares of Common Stock in NTL to be issued pursuant to the Transaction Agreement

"NEWCO" The body corporate to be incorporated pursuant to the Transaction Agreement to acquire DataCo

"NEWCO
CONSIDERATION"      For every 100 CWC Shares 46.25 new Cable & Wireless Shares
                    (subject to adjustment)

"NEWCO SHARE ISSUE" The issue of Newco Shares to the shareholders of New CWC pursuant to the New CWC Capital Reduction

"NEWCO SHARES"      Shares issued pursuant to the Newco Share Issue in Newco

"NEWCO TAG ALONG
RIGHTS" A term of the Newco Shares whereby such Newco Shares (other than those held by Cable & Wireless) will automatically be transferred to Cable & Wireless in

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

                    exchange for the issue of
                    new Cable & Wireless Shares upon the exercise of the new Cable & Wireless Put Option or the new Cable & Wireless Call Option

"NTL"               NTL Incorporated

"NTL ACQUISITION"   The proposed acquisition by NTL of ConsumerCo

"NTL BOARD" OR
"DIRECTORS OF NTL"  The directors of NTL

"NTL BRIDGE
COMMITMENT LETTER"  The bridge facility commitment letter dated 26 July 1999 between NTL and Morgan Stanley Bridge Fund, L.L.C.

"NTL COMMON STOCK"  Shares of NTL's common stock, par value US$0.01 per share



"OFT"               Office of Fair Trading

"POSTING DATE"      The publication date of the first document or documents to be posted in accordance with the Transaction Agreement

"SCHEME OF
ARRANGEMENT"        A scheme of arrangement under s.425 of the Companies Act to be entered into between CWC and its shareholders pursuant to which (inter alia) the entire issued share capital of CWC will be cancelled under s.135 of the Companies Act and the resulting reserve will be applied in paying up in full at par the same number of shares as is cancelled which shall be allotted and issued credited as fully paid to New CWC and New CWC will allot and issue to the former shareholders of CWC New CWC Shares credited as fully paid on the basis of one New CWC Share for each CWC Share cancelled

"SOS" The Secretary of State for Trade and Industry or the Director General of Fair Trading acting on his behalf

"STERLING BONDS"    The (UK Pound) 300,000,000 7.125% Bonds due 2005 and the
                    (UK Pound) 200,000,000 7.375% Bonds due 2017 of CWC

"TRANSACTION"       The separation of CWC DataCo and CWC ConsumerCo, the Scheme of Arrangement (including the CWC Share Issue and the New
                    CWC Share Issue), the First DataCo Sale, the New CWC Capital
                    Reduction (including the Second DataCo Sale and the Newco
                    Share Issue), the exercise (if any) of the New CWC Put
                    Option or the New CWC Call Option, the acquisition by NTL of CWC ConsumerCo (by its acquisition of New CWC as a result of the New CWC Tag Along Rights if the New CWC Put Option or

                    Along Rights if the New CWC Put
                    Option or the New CWC Call Option is exercised), as provided in the Transaction Agreement

"TRANSACTION
AGREEMENT"          The agreement between Cable & Wireless, Bell Atlantic, CWC and NTL dated 26 July 1999 providing for the Transaction to be implemented

"YANKEE BONDS"      The US$750,000,000 6.375% Notes due 2003, US$650,000,000
                    6.625% Notes due 2005 and US$1,100,000,000 6.75% Notes due
                    2008 of CWC


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